Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2010 Performance Incentive Plan of OncoGenex Pharmaceuticals, Inc. of our reports dated March 7, 2013, with respect to the consolidated financial statements of OncoGenex Pharmaceuticals, Inc., and the effectiveness of internal control over financial reporting of OncoGenex Pharmaceuticals Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

Vancouver, Canada	/s/ Ernst & Young LLP
August 8, 2013	Chartered Accountants